Exhibit 32.2

                   SECTION 906 CERTIFICATION BY JAMES G. PRATT

Pursuant to the requirements of Section 906 of the Sarbannes-Oxley Act of 2002, James G. Pratt hereby certifies that:

1. This report fully complies with the requirements of Section 13(a) or 15(d) of the 1934 Act, and

2. The information contained in this report fairly presents, in all material respects, the registrant's financial condition and results of operations of the registrant.


Date 11/10/03                 By /s/ James G. Pratt
                                     James G. Pratt, Treasurer and
                                     Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Hills Bancorporation and will be retained by Hills Bancorporation and furnished to the Securities and Exchange Commission or its staff upon request.


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